Exhibit 5.1

K&L GATES llp 1 PARK PLAZA TWELFTH FLOORIRVINE, CA 92614 T 949.253.0900 F 949.253.0902 klgates.com

November 4, 2020
TOMI Environmental Solutions, Inc.
8430 Spires Way, Suite N
Frederick, Maryland 21701

Re:
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to TOMI Environmental Solutions, Inc., a Florida corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time by the Company of up to an aggregate initial offering amount of $50,000,000 of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”).

The Common Stock may be issued and sold by the Company from time to time on a delayed or continuous basis pursuant to applicable provisions of Rule 415 under the Securities Act, in amounts, at prices and on terms to be determined in light of market conditions at the time of sale, and as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Base Prospectus”) and any supplements to the Prospectus (each, together with the Base Prospectus, a “Prospectus”). This opinion letter is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Common Stock in connection with the Registration Statement, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Common Stock is to be issued (including the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, as then in effect) and will file such supplement or amendment to this opinion letter (if any) as we may reasonably consider necessary or appropriate with respect to such Common Stock. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body.

For purposes of rendering the opinions expressed below, we have examined the Registration Statement, the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), and Bylaws, as amended (the “Bylaws”), and we have made such investigation of law as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Company. For purposes of this opinion letter, we have assumed that (i) each document submitted tous is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of these assumptions.

The opinions expressed in this opinion letter are limited to the Florida Business Corporation Act. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority.

Based upon and subject to the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth below, we are of the opinion that, with respect to shares of Common Stock, when all necessary corporate action of the Company has been taken to approve an issuance of shares of Common Stock, and certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Common Stock shall have been properly issued) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, upon payment of the consideration therefor (which consideration shall not be less than the par value of the Common Stock) provided for in such definitive purchase, underwriting or similar agreement, as applicable, such shares of Common Stock will be validly issued, fully paid and non-assessable.

Page 2 November 4, 2020

The opinions set forth above are subject to the following additional assumptions:

(a)           The Registration Statement and any amendment thereto (including any post-effective amendment) will have become effective under the Securities Act, and such effectiveness will not have been terminated, suspended or rescinded;

(b)           A supplement to the Prospectus will have been prepared and filed with the Commission describing the securities offered thereby and will comply with all applicable laws;

(c)           The Common Stock offered pursuant to the Registration Statement will be issued and sold (i) in compliance with all applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement or any supplement to the Prospectus and (ii) only upon payment of the consideration fixed therefor in accordance with the terms and conditions of any applicable definitive underwriting, purchase, agency or similar agreement relating to the particular offering, including any amendment or supplement thereto (each a “Purchase Agreement”) and any other applicable agreement relating to the particular offering, and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein with respect thereto;

(d)           A definitive Purchase Agreement and any other applicable agreement relating to the particular offering will have been duly authorized and validly executed and delivered by the Company and each of the other parties thereto;

(e)           In the case of any definitive Purchase Agreement or any other agreement pursuant to which any Common Stock is offered pursuant to the Registration Statement are to be issued, including any amendment or supplement to any of the foregoing, there will be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein;

(f)           The final terms of any Common Stock offered pursuant to the Registration Statement, and, when issued, the issuance, sale and delivery thereof, and the incurrence and performance of the obligations thereunder or in respect thereof in accordance with the terms thereof, and any consideration to be received for any such issuance, sale and delivery, (i) will comply with, and will not violate, (A) the Articles of Incorporation and the Bylaws, as they may be amended or supplemented hereafter, or (B) any applicable law, rule or regulation; (ii) will not result in a default under or breach of any agreement or instrument binding upon the Company; (iii) will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, or to which the issuance, sale and delivery of such Common Stock or the incurrence and performance of such obligations may be subject; and (iv) will not violate any applicable public policy or be subject to any defense in law or equity; and

(g)           That the Company will continue to be validly existing under the laws of the State of Florida.

Page 3 November 4, 2020

To the extent that the obligations of the Company under any agreement pursuant to which any Common Stock offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement thereto, may be dependent upon such matters, we assume for purposes of this opinion letter that (i) each party to any such agreement other than the Company will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each such other party will be duly qualified to engage in the activities contemplated thereby; (ii) each such agreement and the applicableCommon Stock will have been duly authorized, executed and delivered by each such other party and will constitute the valid and binding obligations of each such other party, enforceable against each such other party in accordance with their terms; (iii) each such other party will be in compliance, with respect to acting in any capacity contemplated by any such agreement, with all applicable laws and regulations; and (iv) each such other party will have the requisite organizational and legal power and authority to perform its obligations under each such agreement.

We express no opinions concerning (i) any provisions that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, (ii) any indemnification, exculpation or contribution provisions to the extent that such provisions may be held unenforceable as contrary to public policy or federal or state securities laws, (iii) any waiver of the right to jury trial or forum non conveniens; (iv) any provisions relating to choice of governing law to the extent that the enforceability of any such provision is to be determined by any court other than a court of the State of California or may be subject to constitutional limitations; (v) (a) consents to or restrictions upon judicial relief, (b) waivers of rights or defenses with respect to stay, extension or usury laws or waivers of broadly or vaguely stated rights, (c) grants of set-off rights or (d) proxies, powers and trusts; (vi) any provisions that purport to require that amendments or waivers to any agreement must be in writing to be effective; (vii) any provisions that provide for liquidated damages, make-whole or other prepayment premiums or similar payments or other economic remedies to the extent a court were to determine that any such economic remedy constitutes a penalty or (viii) any provisions that relate to judgments in currencies other than U.S. dollars. We also express no opinion concerning whether a U.S. federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to any agreement or the transactions contemplated hereby or the net impact or result of any conflict of laws between or among laws of competing jurisdictions and the applicability of the law of any jurisdiction in such instance.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur after the date hereof.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm in the Prospectus under the caption “Legal Matters.” In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ K&L Gates LLP

K&L Gates LLP